News Release
www.aviatnetworks.com
Aviat Networks Appoints Chuck Kissner as Executive Chairman
Will Assist in Accelerating Aviat’s Business Transformation

SANTA CLARA, Calif., July 25, 2014 -- Aviat Networks, Inc. (NASDAQ: AVNW), the leading expert in microwave networking solutions, today announced that its Board of Directors has appointed Chuck Kissner as Executive Chairman. As Executive Chairman, Mr. Kissner will assist Michael Pangia, Aviat’s President and Chief Executive Officer, and the rest of Aviat’s management team, with strategic initiatives, long-term product and service planning and further alignment of Aviat’s business model.

“I’m delighted that Chuck will be devoting more time to working with me and my team,” said Michael Pangia, President and CEO, Aviat Networks. “As we continue to execute our business improvement plan, I am excited that Aviat will be able to benefit from Chuck’s extensive knowledge of the wireless transmission space.”

“Recent improvement in Aviat’s business has created broader opportunities in our previously announced evaluation of our strategic direction,” said Chuck Kissner, Executive Chairman, Aviat Networks. “Having worked more closely with the management team over the past few months, I am encouraged by the Company’s near term business outlook and product roadmap. I look forward to working with Mike and his team to leverage our recent progress.”

About Aviat Networks
Aviat Networks, Inc. (NASDAQ: AVNW) is a leading global provider of microwave networking solutions transforming communications networks to handle the exploding growth of IP-centric, multi-Gigabit data services. With more than 750,000 systems installed around the world, Aviat Networks provides LTE-proven microwave networking solutions to mobile operators, including some of the largest and most advanced 4G/LTE networks in the world. Public safety, utility, government and defense organizations also trust Aviat Networks' solutions for their mission-critical applications where reliability is paramount. In conjunction with its networking solutions, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to effectively and seamlessly migrate to next generation Carrier Ethernet/IP networks. For more than 50 years, customers have relied on Aviat Networks' high performance and scalable solutions to help them maximize their investments and solve their most challenging network problems. Headquartered in Santa Clara, California, Aviat Networks operates in more than 100 countries around the world. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements

The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act, including the recent improvements in the business, near term business outlook and expectations regarding the contribution of Mr. Kissner.. All statements, trend analyses and other information contained herein about the markets for the services and products of Aviat Networks, Inc. and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact our liquidity;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	the timing of our receipt of payment for products or services from our customers;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the effects of currency and interest rate risks; and

•	the impact of political turmoil in countries where we have significant business.
For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 23, 2013 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Peter Salkowski, Aviat Networks, Inc., (408) 567-7117, Investorinfo@aviatnet.com